Filed pursuant to Rule 424(b)(5)

Registration No. 333-290675

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 4, 2025)

590,648 Ordinary Shares

Pre-Funded Warrants to purchase up to 298,711 Ordinary Shares

Up to 298,711 Ordinary Shares Underlying the Pre-Funded Warrants

We are offering 590,648 of our ordinary shares, par value $0.20 per share (the “Ordinary Shares”) in this offering (the “Registered Direct Shares”) at an offering price of $1.60.

We are also offering pre-funded warrants to purchase up to 298,711 Ordinary Shares (the “Pre-Funded Warrants”) in lieu of Ordinary Shares to the same investors whose purchase of Ordinary Shares in this offering would otherwise result in the investors, together with their affiliates, beneficially owning more than 4.99% (or, at the election of the investors, 9.99%) of our Ordinary Shares. Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $1.5999 (equal to the purchase price per Ordinary Share sold in this offering, minus $0.0001). The per share exercise price for the Pre-Funded Warrants will be the initial purchase price of each Pre-Funded Warrant already paid upon issue of the Pre-Funded Warrants plus $0.0001 payable upon an exercise of the Pre-Funded Warrants, and the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants sold in this offering.

The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GVH.” On December 31, 2025, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $1.44 per share. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for such Pre-Funded Warrants on any securities exchange or other nationally recognized trading system.

We have retained Univest Securities, LLC (“Univest” or the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has agreed to use its “commercially reasonable efforts” to arrange for the sale of the Registered Direct Shares and Pre-Funded Warrants offered by this prospectus supplement and the accompanying prospectus, but the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

The aggregate market value of our issued and outstanding Ordinary Shares held by non-affiliates, or public float, as of December 30, 2025, was approximately $7.27 million, which was calculated based on 1,468,889 Ordinary Shares held by non-affiliates and a price per share of $4.95, which was the closing price of our Ordinary Shares on November 3, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “Public Float”) in any 12-month period so long as our Public Float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

There is no arrangement for funds to be received in escrow, trust or similar arrangement.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering Price	$1.6000	$1.5999	$1,422,974.40
Placement Agent Fees(1)	$0.1120	$0.1120	$99,608.21
Proceeds, before expenses, to us	$1.4880	$1.4879	$1,323,366.19

(1)	We have agreed: (i) to pay a cash fee to the Placement Agent equal to 7.0% of the aggregate gross proceeds raised in this offering; and (ii) to reimburse certain expenses of the Placement Agent in connection with this offering. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for additional information regarding compensation paid to the Placement Agent.

We expect that delivery of the Registered Direct Shares and Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or before January 2, 2026, subject to satisfaction of customary closing conditions.

Univest Securities, LLC

The date of this prospectus supplement is December 31, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus relates to part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $1,000,000,000. As of December 31, 2025, we have not sold any of our securities under that shelf registration statement. We sometimes refer to the Ordinary Shares and Pre-Funded Warrants as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares and Pre-Funded Warrants, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of 590,648 of our Ordinary Shares and Pre-Funded Warrants to purchase up to 298,711 of our Ordinary Shares through this offering. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “GVH” refer to Globavend Holdings Limited.

Our reporting currency is the U.S. dollar and our functional currency is Hong Kong Dollars. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “HK$” are to Hong Kong Dollars, and references to “dollars,” “US$” or “$” are to U.S. dollars.

All share and per share information in this prospectus supplement are presented after giving effect to the 1-for-200 reverse stock split, which became effective on July 21, 2025 (the “Reverse Stock Split”), retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-8  of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong subsidiary, Globavend HK. Since June 2023, we have established our principal executive office in Perth, Australia.

Founded in 2016, we are an emerging e-commerce logistics provider providing end-to-end logistics solution in Hong Kong, Australia and New Zealand. Our business spans Hong Kong, four cities in Australia and New Zealand through our own business presence and the presence of our service providers. Our customers are primarily enterprise customers, namely, e-commerce merchants, or operators of e-commerce platforms, in providing business-to-consumer (B2C) transactions.

As an e-commerce logistics provider, we provide integrated cross-border logistics services from Hong Kong to Australia and New Zealand, where we provide customers with a one-stop solution, from pre-carriage parcel drop off to parcel consolidation, air freight forwarding, customs clearance, on-carriage parcel transportation and delivery. We rely on our own proprietary all-in-one shipping solution, which has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems or point of sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management.

Other than integrated cross-border logistics services, we also provide fragmented logistics services, which typically include freight forwarding services, to customers and enterprises at their own choice.

Recent Regulatory Developments in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangements for both direct and indirect overseas listings and clarifies the determination criteria for indirect overseas listings in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to regulatory opinions, record filing, approval, other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Globavend Holdings’ daily business operations, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to our HK Subsidiaries, including Globavend HK, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our HK Subsidiaries, including Globavend HK, the business operation of our HK Subsidiaries, including Globavend HK, and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our HK Subsidiaries, including Globavend HK, becomes subject to the CAC or CSRC review, we cannot assure you that our HK Subsidiaries, including Globavend HK, will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our HK Subsidiaries, including Globavend HK, fail to receive or maintain such permissions or if the required approvals are denied, such HK Subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, (i) our HK Subsidiaries have received all requisite permissions and approvals for the operation of our business in Hong Kong namely the business registration certificate issued by the Hong Kong Business Registration Office, and no such permissions and approvals have been denied, (ii) our HK Subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to issue our Ordinary Shares to foreign investors, and (iii) we are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our HK Subsidiaries are established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a special administrative region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how PCAOB fulfills its responsibilities under the HFCA Act.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because, as of the date of this prospectus, our Controlling Shareholder owns approximately 98.6% of our total issued and outstanding Shares, representing approximately 98.6% of the total voting power. As a result, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. See “Risk Factors — Risks Related to Our Ordinary Shares— As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” in the accompanying prospectus.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to our IPO in November 2023. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

 In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or providing current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

On April 16, 2025, we notified Nasdaq that we intend to follow our home country practice in lieu of the following Nasdaq Listing Rules:

●	Rule 5620, which requires the holding of an annual meeting of shareholders no later than one year after each fiscal year-end;

●	Rule 5635(a) and (d), which require shareholder approval prior to an issuance of securities in connection with the acquisition of the stock or assets of another company, and with any transactions other than public offerings; and

●	Rule 5250(b)(3), which requires disclosure of third party director and nominee compensation.

We submitted to Nasdaq a written statement by counsel of the Cayman Islands certifying that the above noncompliant practices are not prohibited under the laws of the Cayman Islands, the Company’s home jurisdiction. In future, we may also rely on home country practices with respect to our other corporate governance. As a result of which, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Corporate Information

Our principal executive office is located at Office 1401, Level 14, 197 St Georges Tce, Perth, WA 6000, Australia. Our telephone number is (+61) 08 6141 3263. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

THE OFFERING

Ordinary Shares offered by us	590,648 Registered Direct Shares.

Pre-Funded Warrants offered by us

We are offering Pre-Funded Warrants to purchase up to 298,711 Ordinary Shares in lieu of Ordinary Shares to the investors whose purchase of Ordinary Shares in this offering would otherwise result in the investors, together with their affiliates, beneficially owning more than 4.99% (or, at the election of the investors, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price at which an Ordinary Share is sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant shall comprise of the initial purchase price of each Pre-Funded Warrant already paid upon purchase of the Pre-Funded Warrant plus the remaining exercise price of $0.0001 per share payable upon an exercise of the Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This prospectus supplement also relates to the offering of the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants.

Ordinary Shares outstanding prior to the offering	1,526,113 Ordinary Shares and 100 management shares, par value $0.20 each (the “Management Shares”). Each Ordinary Share carries one vote per share and each Management Share carries 1,000,000 votes per share.

Ordinary Shares to be outstanding after this offering	2,116,761 Ordinary Shares, assuming no exercise of the Pre-Funded Warrants (2,415,472 Ordinary Shares, assuming full exercise of the Pre-Funded Warrants) and 100 Management Shares.

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes.

See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	Our Ordinary Shares are listed on the Nasdaq under the symbol “GVH.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Unless otherwise indicated, the number of Ordinary Shares outstanding prior to and after this offering is based on 1,526,113 Ordinary Shares and 100 Management Shares outstanding as of December 29, 2025, and excludes the following as of such date:

●	108,696 Ordinary Shares issuable upon full exercise of the Series A Warrants.

Unless otherwise indicated, this prospectus supplement assumes the full exercise of the Pre-Funded Warrants.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 20-F, and in our other SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A substantial number of our Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

We are offering 590,648 Ordinary Shares and 298,711 Pre-Funded Warrants in this offering.  This sale and any future issuances or sales of a substantial number of Ordinary Shares or Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 12 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

Risks Related to the Pre-Funded Warrants

We do not intend to apply for any listing of the Pre-Funded Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Pre-Funded Warrants.

We do not intend to apply for any listing of the Pre-Funded Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Pre-Funded Warrants. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. Further, the existence of the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of our Ordinary Shares.

Except as otherwise provided in the Pre-Funded Warrants, holders of Pre-Funded Warrants purchased in this offering will have no rights as shareholders of Ordinary Shares until such holders exercise their Pre-Funded Warrants and acquire our Ordinary Shares.

The Pre-Funded Warrants offered in this offering do not confer any rights of Ordinary Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire our Ordinary Shares at a fixed price. A holder of a Pre-Funded Warrant may exercise the right to acquire an Ordinary Share and pay a nominal remaining exercise price of $0.0001 at any time. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of Ordinary Shares only as to matters for which the record date occurs after the exercise date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to comply with continued listing requirements of Nasdaq;

●	risks related to the immediate halting or delisting of our Ordinary Shares from Nasdaq;

●	risks relating to ownership of our Ordinary Shares, including high volatility and dilution;

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products distributed by us;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F, as filed on February 12, 2025, which is incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.11 million, after deducting the placement agent fees and commissions and estimated offering expenses payable by us, assuming full exercise of the Pre-Funded Warrants.

We intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended September 30, 2022, 2023 and 2024, we have not distributed any cash dividends or made any other cash distributions. During the years ended September 30, 2024, Globavend (HK) Limited, our operating subsidiary in Hong Kong (“Globavend HK”) has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000). During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692).

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Memorandum and Articles of Association, the holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on company level.

We are a holding company incorporated in the Cayman Islands with no operating revenue or profit of our own. We rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act (as amended), a BVI company may make dividends and distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 590,648 Ordinary Shares and Pre-Funded Warrants to purchase up to 298,711 Ordinary Shares. The following description of our Ordinary Shares and such Pre-Funded Warrants summarizes the material terms and provisions thereof.

Ordinary Shares

For a description of the rights associated with the Ordinary Shares, see “Description of Share Capital” in the accompanying prospectus. Our are listed on the Nasdaq Capital Market under the symbol “GVH.” Our transfer agent is Vstock Transfer, LLC.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to our Report on Form 6-K Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $1.5999 (equal to the purchase price per Ordinary Share sold in this offering, minus $0.0001). The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the Ordinary Shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise Price and Duration

The Pre-Funded Warrants will have an aggregate exercise price comprised of the initial purchase price of the Pre-Funded Warrants and $0.0001 per share payable upon an exercise of the Pre-Funded Warrants. The Pre-Funded Warrants are exercisable immediately upon issuance, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Ordinary Shares underlying the Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares

No fractional common shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the Company, at its election, either may pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of Ordinary Shares to be issued to the nearest whole number.

Trading Market

There is no established public trading market for the Pre-Funded Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reclassification, reorganization or recapitalization of our Ordinary Shares, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the Ordinary Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Amendment and Waiver

The Pre-Funded Warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the respective holder.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated December 31, 2025, we have engaged the Placement Agent to act as our placement agent in connection with this offering. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporated by reference herein in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

We have entered into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporate by reference herein in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We will deliver to the investors the Registered Direct Shares and Pre-Funded Warrants electronically, upon closing and receipt of investor funds for the purchase of the Registered Direct Shares and Pre-Funded Warrants offered pursuant to this prospectus. We initial delivery of the Registered Direct Shares and Pre-Funded Warrants being offered pursuant to this prospectus against payment in U.S. dollars will be made on or about January 2, 2026.

The Placement Agency Agreement and the form of securities purchase agreement will be included as exhibits to a Report of Foreign Private Issuer on Form 6-K to be filed with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

This prospectus supplement in electronic format may be made available on a website maintained by Univest, and Univest may distribute this prospectus supplement electronically.

Fees and Expenses

The following table shows the total Placement Agent’s fees we will pay in connection with the sale of the Registered Direct Shares and Pre-Funded Warrants in this offering:

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering Price	$1.6000	$1.5999	$1,422,974.40
Placement Agent Fees(1)	$0.1120	$0.1120	$99,608.21
Proceeds, before expenses, to us	$1.4880	$1.4879	$1,323,366.19

(1)	We have agreed: (i) to pay a cash fee to the Placement Agent equal to 7.0% of the aggregate gross proceeds raised in this offering; and (ii) to reimburse certain expenses of the Placement Agent in connection with this offering. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for additional information regarding compensation paid to the Placement Agent.

We estimate the total expenses payable by us for this offering to be approximately $259,533, which amount includes (i) a Placement Agent’s fee of $93,487.60 (ii) the Placement Agent’s accountable expenses in the amount of up to $25,000 in connection with this offering; and (iv) other estimated expenses of approximately $141,045, which include legal, accounting, printing costs and various fees associated with the registration of the Registered Direct Shares, Pre-Funded Warrants and Ordinary Shares underlying the Pre-Funded Warrants.

Subsequent Equity Sales

Pursuant to the securities purchase agreement, the Company has agreed that it will not, (i) from the date of the securities purchase agreement until thirty (30) days after the closing date of this offering, enter into an agreement to issue or announce the issuance or proposed issuance of its Ordinary Shares or equivalent securities or file any registration statement or amendment or supplement thereto, other than this prospectus supplement, registration statement on Form S-8 in connection with any employee benefit plan and resale registration statement and (ii) from the date of the securities purchase agreement until the one-year anniversary after the closing date of this offering, effect or enter into an agreement to effect any issuance of its Ordinary Shares or equivalent securities involving a variable rate transaction (as defined in the securities purchase agreement).

Participation Right

Pursuant to the securities purchase agreement, the Company agreed that for a period of twenty-four (24) months from the closing date of the securities purchase agreement, upon the occurrence of any issuance, offer, or grant of any option or right to purchase any equity security or equity-linked or related security (the “Subsequent Placement”), the purchaser shall have the right to participate in up to an amount of the Subsequent Placement equal to thirty percent (30%) of the Subsequent Placement on the same terms, conditions and price provided for in the Subsequent Placement, subject to certain exceptions.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuances of the securities offered by this prospectus and other legal matters concerning this offering relating to the law of the Cayman Islands will be passed upon for us by Conyers Dill & Pearman. Lucosky Brookman LLP, New York, New York, is acting as counsel to Univest.

EXPERTS

The financial statements as of September 30, 2024 and 2023 and for each of the three years in the period ended September 30, 2024, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The registered business address of ZH CPA, LLC is 999 18th Street, Suite 3000, Denver, CO, 80202 USA.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares and Pre-Funded Warrants offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.globavend.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, filed with the SEC on February 12, 2025;

●	Our Reports on Form 6-K furnished on February 18, 2025, April 10, 2025, April 28, 2025, May 27, 2025, July 1, 2025, July 17, 2025, July 24, 2025, August 29, 2025, September 2, 2025, September 9, 2025, and September 17, 2025; and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, filed with the SEC on February 12, 2025.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Mr. Frank Yau Office 1401, Level 14, 197 St Georges Tce Perth, WA 6000 Australia, Tel:  (61) 08-6141-3263; Attention: Chief Executive Officer.

PROSPECTUS

GLOBAVEND HOLDINGS LIMITED

$1,000,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

This is an offering of the securities of Globavend Holdings Limited, a Cayman Islands holding company (the “Company,” “Globavend,” the “registrant,” “we,” “our” or “us”). We may, from time to time, in one or more offerings, offer and sell up to $1,000,000,000 in the aggregate of our ordinary shares of par value US$0.20 each (each, an “Ordinary Share,” and, collectively, the “Ordinary Shares”), preferred shares, debt securities, warrants, subscription rights, purchase contracts, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refer, collectively, to our Ordinary Shares, preferred shares, debt securities, warrants, subscription rights, purchase contracts, and units.

This prospectus provides a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide specific information about the offering and the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “GVH.” On September 30, 2025, the last reported sale price of our Ordinary Shares on Nasdaq was $4.59 per share. The aggregate market value of our issued and outstanding Ordinary Shares held by non-affiliates, or public float, as of September 30, 2025, was approximately $8,725,201, which was calculated based on 1,468,889 Ordinary Shares held by non-affiliates and the price of $5.94 per share, which was the closing price of our Ordinary Shares on Nasdaq on August 29, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “Public Float”) in any 12-month period so long as our Public Float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our Securities is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Securities in “Risk Factors” beginning on page 12 of this prospectus, as well as “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F, as filed on February 12, 2025 (the “Annual Report”) and in other documents incorporated by reference into this prospectus.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” on page 10 of this prospectus.

Our share capital structure currently consists of shares of US$0.20 each, of which 100 shares have been designated as Management Shares, and the remaining undesignated shares are referred to as the Ordinary Shares. Unless otherwise provided in the third amended and restated memorandum of association of our Company (as amended from time to time), adopted on September 12, 2025 (the “Memorandum”) and the third amended and restated articles of association of our Company (as amended from time to time), adopted on September 12, 2025 (the “Articles” or “Articles of Association”) and/or the terms of issue of the Management Shares, holders of Ordinary Shares and Management Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Ordinary Share has one (1) vote and each Management Share has one million (1,000,000) votes. The Management Shares do not carry any dividend or distribution rights nor are they convertible into Ordinary Shares at any time. As of the date of this prospectus, we have 1,526,113 Ordinary Shares and 100 Management Shares issued and outstanding. Wai Yiu Yau (“Mr. Yau” or the “Controlling Shareholder”), our founder, chief executive officer, chairman and controlling shareholder beneficially owns 57,224 Ordinary Shares and 100 Management Shares, representing approximately 3.76% of our total issued and outstanding Ordinary Shares and Management Shares and approximately 98.50% of our total voting power. As a result, Mr. Yau will have the ability to control or significantly influence the outcome of matters requiring approval by our shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest. For more information about risks relating to the dual-class structure, See “Risk Factors - Risks Related to our Capital Structure - We have a dual-class share capital structure and Mr. Yau will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.” on page 21 of this prospectus.

We are “controlled company” as defined under the rules and regulations of Nasdaq because, as of the date of this prospectus, Mr. Yau owns approximately 3.76% of our total issued and outstanding Shares, representing approximately 98.50% of the total voting power. See “Prospectus Summary—Implications of Being a Controlled Company” on page 10 of this prospectus. For more information about risks relating to “controlled company,” see “Item 3. Key Information—D. Risk Factors—Risks Relating to our Ordinary Shares—As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders” in the Annual Report. See also “Risk Factors - Risks Related to our Capital Structure - We have a dual-class share capital structure and Mr. Yau will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.” on page 21 of this prospectus.

Investors are cautioned that you are buying securities of a Cayman Islands holding company with operations in Hong Kong by its operating subsidiary.

Globavend Holdings is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our HK Subsidiaries (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to Globavend Holdings, the Cayman Islands entity that will issue the securities being offered. References to “Globavend HK” are to Globavend (HK) Limited, our operating subsidiary, as of the date of this prospectus. References to our “PRC Subsidiary” are to Zhiyi International Logistics (Shenzhen) Limited, which is currently dormant and does not have any operations. This is an offering of the securities of Globavend Holdings, the holding company in the Cayman Islands, instead of the securities of our HK Subsidiaries, including Globavend HK, or our PRC Subsidiary, which is currently dormant and does not have any operations. Investors may never directly hold any equity interests in our HK Subsidiaries, including Globavend HK, or our PRC Subsidiary.

Our operations are principally located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Moreover, although we have equity ownership of our PRC Subsidiary, which is dormant, and currently do not have any operating subsidiary that is established in mainland China, we may still be subject to unique risks due to uncertainty with respect to the implementation and interpretation of laws within the PRC, and particularly within mainland China. Additionally, all of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to Globavend Holdings or Globavend HK, given the substantial operations of our sole operating subsidiary in Hong Kong and the possibilities that the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operation of our HK Subsidiaries, their ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our Company or any of our subsidiaries to obtain regulatory approval from PRC authorities before offering our securities. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete future offerings or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 7.

We are headquartered in Hong Kong and not mainland China, and we do not maintain any office in mainland China. We do not use VIEs in our corporate structure. We, through our indirect wholly-owned subsidiary, Globavend HK, engage in the provision of end-to-end supply chain solutions in Hong Kong, Australia and New Zealand as an e-commerce logistics provider.

As of the date of this prospectus, our operations in Hong Kong, our PRC Subsidiary, which is dormant and does not have operations, and our offerings registered with the SEC are not subject to the review or prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; (ii) each of our HK Subsidiaries was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC, and (iii) our PRC Subsidiary is dormant and has no business operations in China. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our securities to investors and could cause the value of such securities to significantly decline or be worthless and even the delisting of our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises.” The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”). According to the CSRC Filing Rules, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work and shall not disclose state secrets or harm the state and public interests.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offerings and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application.

Our management (“Management”) understands that as of the date of this prospectus neither of our HK Subsidiaries nor PRC Subsidiary has any operations in China and thus is not required to complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules. While our HK Subsidiaries and PRC Subsidiary have no current operations in China, should we have any future operations in China and should (i) we fail to receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from offerings pursuant to this registration statement into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any offerings before settlement and delivery of our securities. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals before offering our securities, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review (the “Revised Review Measures”), which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or an offering under this prospectus as we do not believe that any of our HK Subsidiaries nor our PRC Subsidiary would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users that would be required to file for cybersecurity review before listing in the United States, because (i) each of our HK Subsidiaries is organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) each of our HK Subsidiaries operates without any subsidiary or VIE structure in China; (iii) as of date of this prospectus, neither of our HK Subsidiaries has collected nor stored personal information of any PRC individual clients, which also make up far less than one million users; (iv) as of the date of this prospectus, neither of our HK Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review and (v) our PRC Subsidiary is dormant and has no operations in China. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if any of our HK Subsidiaries or our PRC Subsidiary is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiaries and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

We have been advised by our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and its HK Subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our securities to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, each of our HK Subsidiaries has received all requisite permissions or approvals from the Hong Kong authorities to operate its respective businesses in Hong Kong, including but not limited to its respective business registration certificates. However, we have been advised by our Hong Kong counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on Management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, Management believes that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the United States and issuing our securities to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC; and (iii) our PRC Subsidiary is dormant and has no operations in China. We also understand that neither of our HK Subsidiaries nor our PRC Subsidiary is required to obtain any permissions or approvals from any Chinese authorities to operate its respective businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities.

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issued the audit report incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. ZH CPA, LLC was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — Although the audit report included in this annual report is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted” in our Annual Report, which is incorporated by reference herein.

No regulatory approval is required for Globavend Holdings to transfer cash to its subsidiaries: subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in the British Virgin Islands (“BVI”) and Hong Kong through loans or capital contributions. Globavend Holdings’ subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our HK Subsidiaries subject to certain restrictions laid down in the BVI Business Companies Act (as amended) and memorandum and articles of association of the relevant Globavend Holdings’ subsidiary incorporated under the laws of the BVI. As a holding company, Globavend Holdings may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Globavend Holdings’ subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Globavend Holdings. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our securities or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from Our Subsidiaries” on page 4 and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” in our Annual Report, which is incorporated by reference herein.

During the years ended September 30, 2022, 2023 and 2024 and for the six months ended March 31, 2025, Globavend Holdings, Globavend BVI and Globavend Warehouse have not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2024 and for the six months ended March 31, 2025, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, of which US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends and the remaining amount was offset with the entire amount due to our Controlling Shareholder.

We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our HK Subsidiaries by way of dividend payments. See “Dividend Policy” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we are filing with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $1,000,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we are filing with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Articles” or “Articles of Association” are to the third amended and restated articles of association of our Company (as amended from time to time), adopted on September 12, 2025 with immediate effect, as amended, supplemented and/or otherwise modified from time to time;

●	“AUD” or “A$” are to Australian dollar(s), the lawful currency of Australia;

●	“Board” is to the board of directors of the Company from time to time;

●	“BVI” is to the British Virgin Islands;

●	“Companies Act” is to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company,” “we,” “us,” “our” and “Globavend Holdings” are to Globavend Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability on May 22, 2023;

●

“Controlling Shareholder” or “Mr. Yau” is to Mr. Wai Yiu Yau, our founder, chief executive officer, chairman and controlling shareholder who beneficially owns 57,224 Ordinary Shares and 100 Management Shares as of the date of this prospectus, representing approximately 3.76% of our total issued and outstanding Ordinary Shares and Management Shares and approximately 98.50% of our total voting power as of the date of this prospectus. See “Management” and “Principal Shareholders” in our Annual Report, which is incorporated by reference herein, for more information;

●

“dual-class structure” or “dual-class share capital structure” refers to our existing share capital structure of $100,000,000 divided into 500,000,000 shares of a nominal or par value of $0.20 each, of which 100 shares have been designated as Management Shares pursuant to the Management Shares Board Resolutions and the remaining undesignated shares are the Ordinary Shares;

●	“EGM” is to the extraordinary general meeting of the Company held on September 12, 2025;

●	“Exchange Act” is to the US Securities Exchange Act of 1934, as amended;

●	“Globavend BVI” is to Globavend Associates Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of Globavend Holdings;

●	“Globavend HK” is to Globavend (HK) Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of Globavend Holdings and our operating subsidiary in Hong Kong;

●	“Globavend Warehouse” is to Globavend Warehouse Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of Globavend Holdings incorporated for investment holding purposes;

●	“HK Subsidiaries” are to Globavend HK and Globavend Warehouse;

●	“HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” is to Hong Kong, a special administrative region of the People’s Republic of China;

●	“Independent Third Party” is to a person or company who or which is independent of and is not a 5% beneficial owner of, does not control and is not controlled by or under common control with any 5% beneficial owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“IPO” is to an initial public offering of securities;

●	“Management Shares” are to our management shares, par value $0.20 per share, designated and authorized pursuant to the Management Shares Board Resolutions;

●	“Management Shares Board Resolutions” is to the written resolutions of the Board passed on August 27, 2025, designating and authorizing the Management Shares and the issue thereof to the Controlling Shareholder;

●	“Memorandum” or “Memorandum of Association” are to the third amended and restated memorandum of association of our Company (as amended from time to time), adopted on September 12, 2025 with immediate effect, as amended, supplemented and/or otherwise modified from time to time;

●	“Nasdaq” is to The Nasdaq Stock Market LLC;

●	“Ordinary Shares” are to our undesignated shares, par value $0.20 per share;

●	“PCAOB” is to Public Company Accounting Oversight Board;

●	“PRC” or “China” is to the People’s Republic of China, and “mainland China”, unless otherwise specified herein, is to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, the Hong Kong Special Administrative Region, and the Macau Administrative Region;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, are to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China, for the purposes of this prospectus only;

●	“PRC laws” are to all applicable laws, statues, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“PRC Subsidiary” is to Zhiyi International Logistics (Shenzhen) Limited, which is currently dormant and does not have operations;

●	“SEC” or “U.S. Securities and Exchange Commission” are to the United States Securities and Exchange Commission;

●	“securities” are to, collectively, our Ordinary Shares, Management Shares, preferred shares, debt securities, warrants, subscription rights, purchase contracts, and units;

●	“Securities Act” is to the US Securities Act of 1933, as amended;

●	“Shares” are to shares of $0.20 par value each of the share capital of the Company, including any Ordinary Share, Management Share or a fraction thereof;

●	“U.S. dollars” or “US$” or “$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully and the documents incorporated by reference herein, including sections titled “Risk Factors” in this prospectus, “Item 3. Key Information,” Item 5. “Operating and Financial Review and Prospects”, Item 7. Major Shareholders and Related Party Transactions, and Item 8. “Financial Information” in our Annual Report on Form 20-F, as filed on February 12, 2025 (the “Annual Report”), incorporated by reference in this prospectus. Unless the context otherwise requires, all references to “Globavend Holdings,” “we,” “us,” “our,” the “Company,” and similar designations refer to Globavend Holdings Limited, an exempted Cayman Islands company and its wholly owned subsidiaries.

Business Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong subsidiary, Globavend HK. Since June 2023, we have established our principal executive office in Perth, Australia.

Founded in 2016, we are an emerging e-commerce logistics provider providing end-to-end logistics solutions in Hong Kong, Australia and New Zealand. Our business spans Hong Kong, four cities in Australia and New Zealand through our own business presence and the presence of our service providers. Our customers are primarily enterprise customers, namely, e-commerce merchants, or operators of e-commerce platforms, who provide business-to-consumer (B2C) transactions.

As an e-commerce logistics provider, we provide integrated cross-border logistics services from Hong Kong to Australia and New Zealand, where we provide customers with a one-stop solution, from pre-carriage parcel drop off to parcel consolidation, air freight forwarding, customs clearance, on-carriage parcel transportation and delivery. We rely on our own proprietary all-in-one shipping solution, which has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems or point of sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management.

Other than integrated cross-border logistics services, we also provide fragmented logistics services, which typically include freight forwarding services, to customers and enterprises at their own choice.

Our revenue for the years ended September 30, 2022, 2023 and 2024 and for the six months ended March 31, 2025 is $24,021,196, $18,586,528, $16,540,179 and $13,723,478 respectively.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	We are an accredited cargo agent by the International Air Transport Association;

●	We have a stable business relationship with air freight carriers, which enhances our competitiveness in our business;

●	We have established a strong presence in Australia and New Zealand;

●	We offer cost-efficient customizable, one-stop integrated cross-border logistics and air freight forwarding services to accommodate our customers’ various logistics needs;

●	Our proprietary all-in-one shipping solution provides operational efficiency and facilitates effective logistics management; and

●	Our management and staff have extensive experience and in-depth industry knowledge.

Recent Developments

Extraordinary General Meeting of Shareholders in April 2025

On April 28, 2025, we held our extraordinary general meeting of shareholders whereby our shareholders approved, among other things, (a) the increase of our authorized share capital from US$50,000 divided into 50,000,000 shares of US$0.001 par value each to US$2,000,000 divided into 2,000,000,000 shares of US$0.001 par value each, and (b) a share consolidation of every issued and unissued shares in our share capital, with such ratio to be determined by our board of directors. Concurrently, our shareholders approved the adoption of our second amended and restated memorandum and articles of association, which became effective on April 30, 2025.

Public Offering of $15 Million

On June 26, 2025, we priced a best efforts public offering, which was closed on June 27, 2025, for the sale of (i) 5,645,997 units (the “Ordinary Units”), each consisting of one Ordinary Share, one series A warrant to purchase one Ordinary Share (each, a “Series A Warrant”) and one series B warrant initially to purchase one Ordinary Share (each, a “Series B Warrant”), and (ii) 16,093,133 pre-funded units (the “Pre-Funded Units”), each consisting of one pre-funded warrant to purchase one Ordinary Share, one Series A Warrant and one Series B Warrant. The public offering price was $0.69 per Ordinary Unit and $0.689 per Pre-Funded Unit. We received aggregate gross proceeds of $15 million, before deducting placement agent fees and other estimated expenses payable by us. On July 24, 2025, we announced that all Series B Warrants had been fully exercised.

Reverse Stock Spilt

On July 2, 2025, our board of directors approved a reverse stock split that would consolidate every two hundred (200) of our issued and unissued shares of US$0.001 par value each in the share capital into one (1) share of US$0.20 par value each, with an effective date of July 21, 2025 (the “Reverse Stock Split”). Upon the opening of the market on July 21, 2025, our Ordinary Shares began trading on the Nasdaq Capital Market on a post-Reverse Stock Split basis under the current symbol “GVH.”As a result of the Reverse Stock Split, our authorized share capital of $2,000,000 was divided into 10,000,000 Shares of $0.20 par value each.

Dual Class Restructuring

On August 27, 2025, we entered into a share subscription agreement (the “Share Subscription Agreement”) with Mr. Yau, pursuant to which we agreed to issue and allot, and Mr. Yau agreed to subscribe for, 100 Management Shares for the total consideration of US$1,000 (the “Subscription”). Pursuant to the Management Shares Board Resolutions and the power granted to the Board pursuant to the Memorandum and the Articles, the Board exercised its power to designate and authorize 100 shares of $0.20 par value each of the share capital of the Company as Management Shares. The Management Shares shall carry such rights, restrictions, preferences and privileges as set forth in the Management Shares Board Resolutions and as reflected in the Memorandum and the Articles. The Management Shares and the Ordinary Shares generally rank pari passu and, unless otherwise provided in the Memorandum and Articles of the Company and/or the terms of issue of the Management Shares, shall have the same rights, preferences, privileges and restrictions, and shall at all times vote as one class on all resolutions submitted to a vote by the members (whether at a general meeting or otherwise in writing), provided, however, that (i) such Management Shares shall be entitled to 1,000,000 votes for each Management Share at a meeting of the members or on any resolution of members of the Company (whether in writing or otherwise), and (ii) the Management Shares do not carry any dividend or distribution rights. The Subscription was closed on August 27, 2025.

Extraordinary General Meeting of Shareholders in September 2025

On September 12, 2025, the EGM was held at which resolutions were passed by the shareholders of the Company to, among other things, (i) increase our authorized share capital from $2,000,000 divided into 10,000,000 shares of $0.20 par value each to $100,000,000 divided into 500,000,000 shares of $0.20 par value each, and (ii) adopt the Memorandum and Articles with immediate effect.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Enhance our business presence in Hong Kong, Australia and New Zealand;

●	Enhance the use of information technology into intelligent delivery and collection solutions;

●	Expand our logistics services into different verticals of the logistics supply chain;

●	Upgrade our warehousing facilities;

●	Pursue strategic alliances and select acquisition opportunities; and

●	Further enhance our sales and marketing effort using “big data” and additional sales personnel.

Corporate History and Structure

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands that wholly-owns our subsidiary, Globavend BVI, a company incorporated under the laws of the BVI, which in turn wholly owns Globavend HK and Globavend Warehouse, our subsidiaries in Hong Kong, and the PRC Subsidiary, our subsidiary in mainland China.

In November 2023, we completed our IPO and listed our Ordinary Shares on Nasdaq under the symbol “GVH”. We raised approximately US$3  million in net proceeds from the issuance of Ordinary Shares from the IPO after deducting underwriting discounts, commissions and expenses.

The charts below illustrate our corporate structure and subsidiaries as of the date of this prospectus:

We are a “controlled company” as defined under the rules and regulations of Nasdaq because, as of the date of this prospectus, our Controlling Shareholder owns approximately 3.76% of our total issued and outstanding Shares, representing approximately 98.50% of the total voting power.

Holding Company Structure

Globavend Holdings is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our HK Subsidiaries. This prospectus relates to the offering of the securities of Globavend Holdings, the holding company in the Cayman Islands, instead of the shares of our HK Subsidiaries or our PRC Subsidiary, which is dormant and does not have any operations. Investors in offerings pursuant to the registration statement of which this prospectus forms a part will not directly hold any equity interests in any of our HK Subsidiaries or our PRC Subsidiary.

As a result of our corporate structure, Globavend Holdings’ ability to pay dividends may depend upon dividends paid by our HK Subsidiaries, including Globavend HK. If our HK Subsidiaries, including our existing operating subsidiary Globavend HK, or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of our HK Subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfill their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors.

The ability of Globavend Holdings to transfer cash to its subsidiaries is subject to the due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts. Globavend Holdings is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Globavend Holdings’ subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our HK Subsidiaries, including our Hong Kong operating subsidiary Globavend HK, subject to certain restrictions laid down in the BVI Business Companies Act (as amended) and memorandum and articles of association of the relevant Globavend Holdings’ subsidiary incorporated under the laws of the BVI.

The ability of Globavend BVI, the direct subsidiary of Globavend Holdings, to transfer cash to Globavend Holdings is subject to the BVI Business Companies Act (as amended), according to which, Globavend BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of our HK Subsidiaries to transfer cash to Globavend BVI is subject to the Companies Ordinance of Hong Kong, according to which our HK Subsidiaries may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Currently, all of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The laws and regulations of mainland China do not currently have any material impact on any transfer of cash from Globavend Holdings to our HK Subsidiaries, or from our HK Subsidiaries to Globavend Holdings and the investors in the United States.

During the years ended September 30, 2022, 2023 and 2024 and for the six months ended March 31, 2025, Globavend Holdings, Globavend BVI and Globavend Warehouse have not distributed any cash dividends or made any other cash distributions. During the years ended September 30, 2024 and for the six months ended March 31, 2025, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, of which the amount of US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends, and the remaining amount was offset with the entire amount due to our Controlling Shareholder.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions. Our HK Subsidiaries are permitted under the laws of Hong Kong to provide funding to Globavend Holdings through dividend distributions, subject to certain statutory requirements of having sufficient profits.

Subject to Hong Kong law, the Companies Act and our Memorandum and Articles of Association, our Board may declare dividends in any currency. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on a company level. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of the HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Globavend Holdings and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to Globavend Holdings and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us. Further, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through our HK Subsidiaries. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in mainland China. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The PRC laws and regulations do not currently have any material impact on any transfer of cash from Globavend Holdings to our HK Subsidiaries or from our HK Subsidiaries to Globavend Holdings and the investors in the U.S. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

See “Dividend Policy” and “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless,” and “Consolidated Statements of Change in Shareholders’ Equity” in the audited financial statements contained in this prospectus or incorporated by reference in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States, located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts (other than judgements from certain Australian courts which are recognized under the Foreign Judgments Reciprocal Enforcement Act (1996) Revision) against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States.

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

Name	Position	Nationality	Residence
Mr. Wai Yiu Yau	Chairman of the Board and Chief Executive Officer	Chinese	Australia
Mr. Tsz Ngo Yu	Chief Financial Officer	Chinese	Hong Kong
Ms. San Man Leng	Independent Director	United States	Hong Kong
Mr. Ho Chuen Shin	Independent Director	Chinese	Hong Kong
Mr. Fan Cheung	Independent Director	Chinese	Hong Kong

K M Lai & Li, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Recent Regulatory Developments in the PRC

We are aware that, recently, the PRC government has initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Central Committee of the Chinese Communist Party and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangements for both direct and indirect overseas listings and clarifies the determination criteria for indirect overseas listings in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to, regulatory opinions, record filing, approval, other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, an NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying us as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules because we are incorporated in the Cayman Islands, our subsidiaries (other than the PRC Subsidiary) are incorporated in Hong Kong and the BVI and operate in Hong Kong without any subsidiary or VIE structure in mainland China, our PRC Subsidiary is dormant and does not have operations, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Globavend Holdings’ daily business operations, its ability to accept foreign investments, and the listing of its Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to our HK Subsidiaries, including Globavend HK, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our HK Subsidiaries, including Globavend HK, the business operation of our HK Subsidiaries, including Globavend HK, and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our HK Subsidiaries, including Globavend HK or our PRC Subsidiary, becomes subject to the CAC or CSRC review, we cannot assure you that our HK Subsidiaries, including Globavend HK, or our PRC Subsidiary, will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our HK Subsidiaries, including Globavend HK, or our PRC Subsidiary, fail to receive or maintain such permissions or if the required approvals are denied, such HK Subsidiaries and the PRC Subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, (i) our HK Subsidiaries have received all requisite permissions and approvals for the operation of our business in Hong Kong, namely, the business registration certificate issued by the Hong Kong Business Registration Office, and no such permissions and approvals have been denied, (ii) our HK Subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to issue our Ordinary Shares to foreign investors, and (iii) we are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including from the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; (ii) our HK Subsidiaries are established and operate in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC; and (iii) our PRC Subsidiary is dormant and does not have any operations in China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCA Act”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a special administrative region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how PCAOB fulfills its responsibilities under the HFCA Act.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issued the audit report incorporated by reference in the registration statement of which this prospectus forms a part, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because, as of the date of this prospectus, our Controlling Shareholder owns approximately 3.76% of our total issued and outstanding Shares, representing approximately 98.50% of the total voting power. As a result, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. See “Risk Factors — Risks Related to Our Ordinary Shares— As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to our IPO in November 2023. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or providing current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

On April 16, 2025, we notified Nasdaq that we intend to follow our home country practice in lieu of the following Nasdaq Listing Rules:

●	Rule 5620, which requires the holding of an annual meeting of shareholders no later than one year after each fiscal year-end;

●	Rule 5635(a) and (d), which require shareholder approval prior to an issuance of securities in connection with the acquisition of the stock or assets of another company, and with any transactions other than public offerings; and

●	Rule 5250(b)(3), which requires disclosure of third party director and nominee compensation.

We submitted to Nasdaq a written statement by counsel of the Cayman Islands certifying that the above noncompliant practices are not prohibited under the laws of the Cayman Islands, the Company’s home jurisdiction. In the future, we may also rely on home country practices with respect to our other corporate governance. As a result of this, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Corporate Information

Our principal executive office is located at Office 1401, Level 14, 197 St Georges Tce, Perth, WA 6000, Australia. Our telephone number is (+61) 08 6141 3263. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, and its telephone number is (+1) 345 949 9876.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168, and its telephone number is 800 221 0102. Our website address is https://globavend.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website in this prospectus solely for information purposes. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

RISK FACTORS

An investment in our securities involves significant risk. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. Before making an investment in our securities, you should carefully consider the following information about these risks, including the risk factors described in our Annual Report, and all other information contained or incorporated by reference into this prospectus before deciding to invest in our securities. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Ordinary Shares

If the price of our Ordinary Shares falls below the minimum bid price requirements required by the Nasdaq Listing Rules, our Ordinary Shares could be delisted from Nasdaq.

Nasdaq Listing Rule 5550(a)(2) requires our Ordinary Shares to have a minimum bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”). If we receive a letter from Nasdaq indicating that we are not compliant with the Minimum Bid Price Requirement for 30 consecutive business days, our Ordinary Shares may be delisted from Nasdaq if we are not then eligible for a grace period of 180 calendar days from such notification to achieve compliance. If we cannot maintain compliance with the Minimum Bid Price Requirement, our Ordinary Shares could be delisted from Nasdaq. Furthermore, we have conducted a public offering in June 2025 that is highly dilutive. If Nasdaq determines that an offering under this registration statement has raised public interest concerns due to its dilutive effect, we may not be entitled to a grace period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement, and our Ordinary Shares could be delisted from Nasdaq. Furthermore, on August 22, 2025, Nasdaq filed a proposed rule change with the SEC (File No. SR-NASDAQ-2025-065) pursuant to Rule 19b-4 under the Exchange Act. If approved, a company will not be eligible for the grace period of 180 calendar days if its security has a closing bid price of $0.10 or less for ten consecutive trading days. The proposed rule change is currently under review by the SEC, with a final decision expected on or before September 29, 2025. The SEC has not announced any final decision yet.

In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”) provides that if a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days during any bid price compliance period, Nasdaq must issue a delisting determination with respect to that security. The closing price of our Ordinary Shares on Nasdaq on September 30, 2025 was $4.59 per share. A sale of substantial number of Ordinary Shares could depress the trading price of our Ordinary Shares and result in non-compliance of the Low Priced Stock Rule. If we receive a letter from Nasdaq indicating that we are not compliant with the Low Priced Stock Rule, we may timely request a hearing before Nasdaq’s hearings panel (the “Hearings Panel”) to appeal the delisting determination, which would stay the delisting and suspension of our Ordinary Shares pending the decision of the Hearings Panel. No assurances may be made as to whether our effectuation of a reverse stock would cure any future deficiencies regarding the price of our Ordinary Shares for purposes of the Low Priced Stock Rule.

If an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price.

An active trading market may not develop or, if developed, may not be sustained for the trading of our Ordinary Shares. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to acquire other companies by using our Ordinary Shares as consideration.

The trading price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The volatility and wide fluctuations of trading prices could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. For example, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low-volume trading. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	Regulatory developments affecting us or our industry;

●	Variations in our revenues, profit, and cash flow;

●	Changes in the economic performance or market valuations of other financial services firms;

●	Actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	Changes in financial estimates by securities research analysts;

●	Detrimental negative publicity about us, our services, our officers, our directors, our Controlling Shareholder, our business partners, or our industry;

●	Announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	Additions to or departures of our senior management;

●	Litigation or regulatory proceedings involving us, our officers, our directors, or our Controlling Shareholder;

●	Release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	Sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2022 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable securities rules and regulations. The Exchange Act requires, among other things, that we file annual and current reports with the SEC with respect to our business and operating results. Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources.

As a result of disclosure of information in our annual report on Form 20-F and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless.

Globavend Holdings is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from Globavend Holdings to our subsidiaries in Hong Kong or from such subsidiaries to Globavend Holdings, our shareholders, and U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition, and results of operations could be adversely affected, and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

We are a public company in the United States subject to the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations as a public company may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of management’s preparation and our independent registered public accounting firm’s auditing our consolidated financial statements for the year ended September 30, 2024, we have identified a material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of accounting principles generally accepted in the United States (“U.S. GAAP”) and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements. To remedy the identified material weaknesses, we have implemented and will continue to implement several measures to improve our internal control over financial reporting, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and SEC financial reporting requirements within our finance and accounting department; (ii) setting up a comprehensive accounting policy, checklists, and procedure manual in accordance with U.S. GAAP and SEC financial reporting requirements; (iii) implementing new closing and reporting procedures to ensure the accuracy and adequacy of financial data for the preparation of financial statements; (iv) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (v) improving financial oversight function for handling complex accounting issues under U.S. GAAP; and (vi) continuously developing and enhancing our internal audit function for the financial reporting matters. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

Section 404 of the Sarbanes-Oxley Act requires us to include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending September 30, 2024. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal control or the level at which our control is documented, designed, operated, or reviewed, or if it interprets relevant requirements differently from us.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

Our Ordinary Shares are currently listed on Nasdaq. Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

If we fail to comply with the continued listing requirements to remain listed on Nasdaq, such as the Minimum Bid Price Requirement, Nasdaq may delist our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	A limited availability of market quotations for our Ordinary Shares;

●	Reduced liquidity for our Ordinary Shares;

●	A determination that our Ordinary Shares are “penny stock,” which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	A limited amount of news about us and analyst coverage of us; and

●	A decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The recent proposed rule change by Nasdaq, if approved, will impose additional continued listing requirements on our Ordinary Shares.

On September 3, 2025, Nasdaq filed a proposed rule change with the SEC (File No. SR-NASDAQ-2025-009) pursuant to Rule 19b-4 under the Exchange Act. If approved, a company’s securities will be subject to immediate suspension and delisting if it is non-compliant with the Minimum Bid Price Requirement or the Low Priced Stock Rule and the company has failed to maintain a value of at least $5 million in Market Value of Listed Securities (as defined in the Nasdaq rules) of its securities for a period of 10 consecutive business days, which is an additional ground for immediate suspension and delisting. The proposed rule change is currently under review by the SEC, with a final decision expected on or before October 10, 2025. In the event that the proposed rule change is approved and becomes effective, if the market value of our Ordinary Shares falls below $5 million for a period of 10 consecutive business days, the trading in our Ordinary Shares may be immediately suspended and our Ordinary Shares may be delisted.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends under our Memorandum and Articles. The declaration and payment of all dividends are subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares, and you may even lose your entire investment in our Ordinary Shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

The trading market may be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage, and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which, in turn, could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands or Hong Kong may also be limited.

We are a company incorporated under the laws of the Cayman Islands. We conduct substantially all our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these individuals or to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our counsel as to the laws of the Cayman Islands has also informed us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the foreign courts (other than judgements from certain Australian courts which are recognized under the Foreign Judgments Reciprocal Enforcement Act (1996) Revision) against our Company under which a sum of money is payable (other than a sum of money payable in respect to multiple damages, taxes, or other charges of a like nature or in respect to a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, and (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands-exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in our Company’s Articles. A Cayman Islands-exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of members, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2021 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the United States. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Risk Factors — Risks Related to Our Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands or Hong Kong may also be limited.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the Company; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, currently, for so long as the Company is a tax resident outside the Cayman Islands (other than excluded jurisdictions), it is not required to satisfy the economic substance test set out in the ES Act. The ES Act continues to evolve and its application is subject to further clarification by regulatory authority. We may need to allocate additional resources to keep updated with these developments, and we may have to make changes to our operations in order to comply with all requirements under the ES Act.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	The rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	The sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	The selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards.

On April 16, 2025, we notified Nasdaq that we intend to follow its home country practice in lieu of the following Nasdaq Listing Rules:

●	Rule 5620, which requires the holding of an annual meeting of shareholders no later than one year after each fiscal year-end;

●	Rule 5635(a) and (d), which require shareholder approval prior to an issuance of securities in connection with the acquisition of the stock or assets of another company, and with any transactions other than public offerings; and

●	Rule 5250(b)(3), which requires disclosure of third party director and nominee compensation.

We submitted to Nasdaq a written statement by counsel of the Cayman Islands certifying that the above non-compliant practices are not prohibited under the laws of the Cayman Islands, the Company’s home jurisdiction. In future, we may also rely on home country practices with respect to our other corporate governance. As a result of which, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering in November 2023. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than US$1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

In addition to our status as an emerging growth company, we also report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We have incurred increased costs as a result of being a public company, and may incur additional costs after we cease to qualify as an “emerging growth company.”

As a U.S. public company, we have incurred significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in November 2023, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we are required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we have incurred additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders.

As of the date of this prospectus, our directors, officers, and principal shareholders hold in aggregate 57,324 Shares, comprising 57,224 Ordinary Shares and 100 Management Shares, representing approximately 3.76% of the total issued and outstanding Shares and approximately 98.50% of the total voting power. We are therefore a “controlled company” as defined under the Nasdaq Stock Market Rules.

Under Rule 4350(c) of Nasdaq, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of Nasdaq, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Risks Related to our Capital Structure

We have a dual-class share capital structure and Mr. Yau will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.

Our authorized and issued Shares comprised of Ordinary Shares and Management Shares.

As of the date of this prospectus, there are currently 1,526,213 Shares issued and outstanding, comprising 1,526,113 Ordinary Shares and 100 Management Shares. Unless otherwise provided in the Memorandum and Articles of the Company and/or the terms of issue of the Management Shares, holders of Ordinary Shares and Management Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Ordinary Share has one (1) vote and each Management Share has one million (1,000,000) votes. The Management Shares do not carry any dividend or distribution rights nor are they convertible into Ordinary Shares at any time.

The Management Shares outstanding are beneficially owned by Mr. Yau, representing approximately 98.44% of the aggregate voting power of our currently outstanding Shares as of the date hereof. Together with the Ordinary Shares that Mr. Yau beneficially owns, Mr. Yau owns approximately 98.50% of our voting rights. Because of the one-million-to-one voting ratio between our Management Shares and Ordinary Shares, Mr. Yau will continue to control a majority of the combined voting power of our Ordinary Shares and Management Shares and therefore be able to control all matters submitted to our shareholders for approval. Mr. Yau will be able to retain such control as long as the number of Management Shares that he holds is not less than approximately 0.06% of our total issued and outstanding Shares, assuming that he does not hold any of our Ordinary Shares. This concentrated control will limit the ability of holders of Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Management Shares in the future, the one-million-to-one voting ratio between the two classes of our Ordinary Shares will result in a further dilutive effect on the holders of Ordinary Shares.

As a result, for so long as Mr. Yau owns a controlling or significant voting interest in our Shares, he generally may be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including without limitation:

●	the election of directors;

●	approving liquidation plan;

●	amendment of the memorandum and articles of association of our Company; and

●	other matters that would require a resolution of shareholders of the Company under the laws of the Cayman Islands, such as change of company name, re-domicile of our Company to another jurisdiction and reduction of share capital.

Furthermore, the disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.

Even if Mr. Yau were to dispose of certain Shares such that he would control less than a majority of the voting power of our issued and outstanding Shares, he may be able to influence the outcome of certain corporate actions so long as he retains Management Shares. During the period of Mr. Yau’s controlling or significant ownership of our Shares, investors may not be able to affect the outcome of such corporate actions.

Mr. Yau may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares of Ordinary Shares as part of a sale or other liquidity event, and might ultimately affect the market price of our Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new, and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Ordinary Shares less attractive to other investors. As a result, the market price of our Ordinary Shares could be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	our ability to comply with continued listing requirements of Nasdaq;

●	the volatility and dilution of ownership of our Ordinary Shares;

●	our relationship with the Controlling Shareholder;

●	our plans for and the execution of our operations in Hong Kong;

●	the timing of the development of future business;

●	the capabilities of our business operations;

●	our expected future economic performance;

●	competition in our market;

●	the continued market acceptance of our services and products distributed by us;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	our dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our Annual Report, which is incorporated by reference herein.

You should refer to the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and the documents incorporated by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total aggregate dollar amount of $1,000,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer hereunder as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended September 30, 2022, 2023 and 2024 and for the six months ended March 31, 2025, Globavend Holdings, Globavend BVI and Globavend Warehouse have not distributed any cash dividends or made any other cash distributions. During the years ended September 30, 2024 and for the six months ended March 31, 2025, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, of which the amount of US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends and the remaining amount was offset with the amount due to our Controlling Shareholder.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Memorandum and Articles of Association, the holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on company level.

We are a holding company incorporated in the Cayman Islands with no operating revenue or profit of our own. We rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into the registration statement of which this prospectus forms a part.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

●	Ordinary Shares;

●	preferred shares;

●	debt securities;

●	warrants to purchase debt securities, preferred shares, Ordinary Shares or Management Shares;

●	subscription rights to purchase our Ordinary Shares, Management Shares, preferred shares, debt securities, warrants or units consisting of some or all of these securities;

●	purchase contracts; and

●	units comprising two or more securities described in this prospectus in any combination.

The following is a description of the terms and provisions of our Ordinary Shares; preferred shares; debt securities; warrants to purchase debt securities, preferred shares, Ordinary Shares or Management Shares; subscription rights to purchase our Ordinary Shares, Management Shares, preferred shares, debt securities, warrants or units consisting of some or all of these securities; purchase contracts; and units comprising two or more securities described in this prospectus in any combination, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of the share capital of the Company and the provisions of our Memorandum and Articles of Association are summaries, do not purport to be complete and are qualified in their entirety by reference to our Memorandum and Articles of Association, filed as an exhibit to the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

Our Shares

As of the date of this prospectus, our authorized share capital is US$100,000,000 divided into 500,000,000 shares, par value of US$0.20 each, of which 100 shares are designated as Management Shares. As of the date of this prospectus, 1,526,113  Ordinary Shares and 100 Management Shares are issued and outstanding, and are fully paid.

Our Memorandum and Articles

The following are summaries of material provisions of the Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Memorandum and Articles, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Shares. Our Ordinary Shares and Management Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. The holders of our Management Shares are not entitled to any dividend or distribution (whether upon a winding up or otherwise). Our Memorandum and Articles provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that the chairman of the meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. Notwithstanding the aforesaid, where the chairman of the meeting allows a resolution which relates to a procedural or administrative matter to be voted on by a show of hands, a poll may be demanded by:

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

Unless otherwise provided in the Memorandum and Articles of the Company and/or the terms of issue of the Management Shares, holders of Ordinary Shares and Management Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Ordinary Share has one (1) vote and each Management Share has one million (1,000,000) votes at a meeting of shareholders or on any resolution of shareholders of the Company (whether in writing or otherwise).

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the board of directors. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

As a result of the adoption of the Articles, written resolutions of shareholders (or shareholders of a class of shares) are now permissible without the need for any notice, but if any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution. A special resolution must however be consented to by all shareholders entitled to vote in accordance with the Companies Act.

Transfer of Shares. Subject to the restrictions set out below and save for the Management Shares, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Shares which are not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Shares unless:

●	The instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Pursuant to the terms of issue of the Management Shares, no Management Share shall be sold, transferred, assigned or disposed of, whether directly or indirectly, whether through voting proxy or otherwise by a holder thereof to any person or entity except (i) with the prior approval of the Board; or (ii) if the transferee is ultimately controlled by Mr. Yau (the “Founder”) or another holder of Management Shares, or is an affiliate of a Founder or another holder of Management Shares, in which case no prior approval of the Board is strictly required.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. If there are any surplus assets upon a winding up or dissolution of the Company, only Ordinary Shares, not Management Shares, are entitled to such surplus assets.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or by written resolutions of all holders of the shares of that class (if such variation is recommended by a majority of the Board). The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares. No separate general meetings of the holders of a class or series of shares or written resolutions of holders of a class or series of shares may be convened or passed, as the case may be, unless such class meeting is called by the chairman of the Board or a majority of the Board, or such written resolutions of holders of a class or series of share are recommended by the Board.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorize our board of directors to issue additional Shares from time to time as our board of directors shall determine, to the extent of available, authorized but unissued shares.

Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preferred or other shares and to determine, with respect to any series of preferred or other shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred or other shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge or for a nominal charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred or other shares in one or more series and to designate the price, rights, preferences, voting powers, privileges and restrictions of such shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by in the case of a scheme of arrangement with members or class of members, seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the class of creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff, and, as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Articles provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Articles or by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Articles, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or by written resolutions of all holders of the shares of that class (if such variation is recommended by a majority of the Board). Pursuant to our Articles, no separate general meetings of the holders of a class or series of shares or written resolutions of holders of a class or series of shares may be convened or passed, as the case may be, unless such class meeting is called by the chairman of the Board or a majority of the Board, or such written resolutions of holders of a class or series of share are recommended by the Board.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

The Ordinary Shares are listed on the Nasdaq under the symbol “GVH”. On September 30, 2025, the last reported sale price of our Ordinary Shares on Nasdaq was $4.59 per share.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11593.

History of Share Capital

We are a Cayman Islands exempted company incorporated on May 22, 2023. Upon incorporation, we had an authorized share capital of $50,000 divided into 50,000,000 Ordinary Shares of par value of $0.001 each, and 13,125,000 Ordinary Shares were then issued and outstanding.

On November 10, 2023, we closed our IPO of 1,500,000 Ordinary Shares at a price of $4.00 per share. We raised approximately US$3.0 million in net proceeds from the issuance of new Ordinary Shares from the initial public offering after deducting underwriting discounts, commissions and expenses.

On June 4, 2024 and November 7, 2024, we issued 306,123 and 47,776 Ordinary Shares, respectively, to Square Gate Capital Master Fund, LLC – Series 1, as initial commitment shares and true-up shares pursuant to an equity purchase agreement, dated as of March 15, 2024.

On April 28, 2025, we held our extraordinary general meeting of shareholders whereby our shareholders approved, among other things, the increase of our authorized share capital from $50,000 divided into 50,000,000 shares of $0.001 par value each to $2,000,000 divided into 2,000,000,000 shares of $0.001 par value each.

On June 26, 2025, we priced a best efforts public offering, which was closed on June 27, 2025, for the sale of (i) 5,645,997 units (the “Ordinary Units”), each consisting of one Ordinary Share, one Series A Warrant and one Series B Warrant, and (ii) 16,093,133 Pre-Funded Units, each consisting of one pre-funded warrant to purchase one Ordinary Share, one Series A Warrant and one Series B Warrant. The public offering price was $0.69 per Ordinary Unit and $0.689 per Pre-Funded Unit. We received an aggregate gross proceeds of $15 million, before deducting placement agent fees and other estimated expenses payable by us. On July 24, 2025, we announced that all Series B Warrants had been fully exercised.

On July 2, 2025, our board of directors approved a reverse stock split that would consolidate every two hundred (200) of our issued and unissued shares of $0.001 par value each in the share capital into one (1) share of $0.20 par value each, with an effective date of July 21, 2025. Upon the opening of the market on July 21, 2025, our Ordinary Shares began trading on the Nasdaq Capital Market on a post-Reverse Stock Split basis under the current symbol “GVH.” As a result of the Reverse Stock Split, our authorized share capital of $2,000,000 was divided into 10,000,000 Shares of $0.20 par value each.

On August 27, 2025, we entered into the Share Subscription Agreement with Mr. Yau, pursuant to which we agreed to issue and allot, and Mr. Yau agreed to subscribe for, 100 Management Shares for the total consideration of US$1,000 (the “Subscription”). Pursuant to the Management Shares Board Resolutions and the power granted to the Board pursuant to the Memorandum and the Articles, the Board exercised its power to designate and authorize 100 shares of $0.20 par value each in the share capital of the Company as Management Shares. The Management Shares shall carry such rights, restrictions, preferences and privileges as set forth in the Management Shares Board Resolutions and as reflected in the Memorandum and the Articles. The Management Shares and the Ordinary Shares generally rank pari passu and shall have the same rights, preferences, privileges and restrictions, and unless otherwise provided in the Memorandum and Articles of the Company and/or the terms of issue of the Management Shares, shall at all times vote as one class on all resolutions submitted to a vote by the members (whether at a general meeting or otherwise in writing), provided, however, that (i) such Management Shares shall be entitled to 1,000,000 votes for each Management Share at a meeting of the members or on any resolution of members of the Company (whether in writing or otherwise), and (ii) the Management Shares do not carry any dividend or distribution rights. The Subscription was closed on August 27, 2025.

On September 12, 2025, the EGM was held at which resolutions were passed by the shareholders of the Company to, among other things, (i) increase our authorized share capital from $2,000,000 divided into 10,000,000 shares of $0.20 par value each to $100,000,000 divided into 500,000,000 shares of $0.20 par value each and (ii) adopt the Memorandum and Articles with immediate effect.

DESCRIPTION OF PREFERRED SHARES

General

We may issue preferred shares, which are issuable in series, none of which are issued and outstanding as of the date hereof. Each series of preferred shares shall consist of such number of shares and have such designation, rights, privileges, restrictions and conditions as may be determined by our board of directors prior to the issuance thereof.

Term

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special U.S. federal and income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example, representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities may be issued under an indenture between us and a trustee to be named therein. We will file the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares or Management Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Term

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares will not have any rights of holders of Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such conversion. If less than all of the debt security represented by such security is converted, a new debt security may be issued for the remaining debt security.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred shares, Ordinary Shares or Management Shares. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred shares, Ordinary Shares, Management Shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities, preferred shares Ordinary Shares or Management Shares with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred shares, Ordinary Shares or Management Shares will be separately transferable;

●	the number of shares of preferred shares, the number of Ordinary Shares or the number of Management Shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares, Management Shares, preferred shares, debt securities, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our Ordinary Shares, Management Shares, preferred shares, debt securities, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each securityholder;

●	the number and terms of our Ordinary Shares, Management Shares, preferred shares, debt securities, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus titled “Where You Can Find Additional Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

●	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

●	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

●	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

●	any provisions relating to any security provided for the purchase contracts;

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

●	whether the purchase contracts will be issued in fully registered or global form; and

●	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units may be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and, if applicable, the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units pursuant to a unit agreement, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find Additional Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

MATERIAL INCOME TAX CONSIDERATIONS

The following is a discussion on certain Cayman Islands Hong Kong and Australian income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands, Hong Kong and Australian laws.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Hong Kong Profits Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Material Australian Tax Considerations

The following discussions provide a general summary of the material Australian income tax, stamp duty, and goods and services tax considerations generally applicable to the acquisition, ownership, and disposal by the absolute beneficial owners of the Ordinary Shares issued by us.

This discussion is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law, which may be important to particular investors in light of their investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, or tax-exempt organizations).

It does not purport to address all possible tax situations that may be relevant to a decision to purchase, own, or deposit our Ordinary Shares. It is included herein solely for preliminary information purposes and is not intended to be, nor should it be construed to be, legal or tax advice. We, our officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences or the taxation consequences.

Prospective purchasers of our Ordinary Shares should consult their tax advisers on the applicable tax consequences related to the ownership of our Ordinary Shares, based on their particular circumstances.

The comments in this section deal only with the Australian taxation implications of the ownership and disposition of our Ordinary shares if you hold our Ordinary shares as investments on a capital account. In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.

For this summary, a holder of our Ordinary Shares that is not an Australian tax resident and is not carrying on business in Australia at or through a permanent establishment is referred to as a “Non-Australian Holder”.

Conversely, for the purposes of this summary, a holder that is an Australian tax resident or is carrying on business in Australia at or through a permanent establishment is referred to as an “Australian Resident Holder”.

Please be aware that the residence concept used in this section applies for Australian tax assessment purposes only. Any reference in this section to a tax, duty, levy impost, or other charge or withholding of a similar nature refers to Australia’s tax laws and/or concepts only. Also, please note that a reference to Australian income tax encompasses corporate income tax and personal income tax generally.

Taxation of the Company

As the Company is a fully taxable Australian company, its taxable income is subject to corporate income tax in Australia. All Australian companies are subject to a corporate income tax rate of 30%, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million (US$78 million) that are subject to a reduced corporate income tax rate of 25% for the 2021/2022 income year and up to the date of this prospectus. The Company is not considered an Australian company for the years ended September 30, 2022, 2023 and 2024.

Taxation of Australian Resident Holders

Taxation of Dividends

Dividends paid by us on our Ordinary Shares should constitute the assessable income of an Australian Resident Holder. Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent they are paid out of company profits that have been subject to income tax.

Individuals and complying superannuation entities

Australian Resident Holders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments concerning ‘Qualified Persons’ below, such Australian Resident Holders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.

To the extent that the dividend is unfranked, an Australian individual Shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).

Companies

Australian Resident Holders that are companies are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to ‘Qualified Persons’ below, such companies should be entitled to a tax offset up to the amount of the franking credit attached to the dividend. Likewise, the company should be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the Australian Resident Holders that are companies to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.

Excess franking credits received by the company shareholder will not give rise to a refund entitlement for a company but may be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.

Trusts and partnerships

Australian Resident Holders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, the relevant beneficiary or partner may be entitled to a tax offset equal to the beneficiary’s or partner’s share of the net income of the trust or partnership.

To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. The relevant beneficiary will be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).

Qualified Persons

The benefit of franking credits can be denied where an Australian Resident Holder is not a ‘qualified person’ in which case the Holder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a shareholder to hold the shares ‘at risk’ for at least 45 days continuously during the qualification period — starting from the day after acquiring the shares and ending 45 days after the shares become ex-dividend — in order to qualify for franking benefits.

This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.

Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Iris Energy ordinary shareholders should obtain their own tax advice to determine if these requirements have been satisfied.

Capital Gains Tax (“CGT”) Implications

Disposal of shares

For Australian Resident Holders, who hold their Ordinary Shares on capital account, the future disposal of Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Ordinary Shares are disposed of. Australian Resident Holders will derive a capital gain on the disposal of their Ordinary Shares in Iris Energy to the extent that the capital proceeds exceed the cost base of their Ordinary Shares.

A capital loss will be made where the capital proceeds are less than the cost base of their Ordinary Shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.

Capital Proceeds

The capital proceeds should generally be equal to any consideration received by the Australian Resident Holder with respect to the disposal of our Ordinary Shares.

Cost base of an Ordinary Share

The cost base of an Ordinary Share will generally be equal to the cost of acquiring the Ordinary Share, plus any incidental costs of acquisition and disposal (i.e., brokerage costs and legal fees).

CGT Discount

The CGT discount may apply to Australian Resident Holders that are individuals complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Ordinary Shares.

The CGT discount is:

●	One-half if the Australian Resident Holder is an individual or trustee: meaning only 50% of the capital gain will be included in the Australian Resident Holder’s assessable income; and

●	One-third if the Australian Resident Holder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the Australian Resident Holder’s assessable income.

The CGT discount is not available to Australian Resident Holders that are companies.

If an Australian Resident Holder makes a discounted capital gain, any current year and/or carried-forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount forms the Australian Resident Holder’s net capital gain for the income year and is included in its assessable income.

The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.

Taxation of Non-Australian Holders

Taxation of Dividends

Non-Australian Holders who do not have a permanent establishment in Australia should not be subject to Australian income tax. As the Company is not regarded as an Australian company for taxation purposes, Non-Australian Holders should not be subject to Australian dividend withholding tax on their Ordinary Shares dividends.

Capital Gains Tax (“CGT”) Implications

Disposal of shares

As we are not considered an Australian company, Non-Australian Holders who are treated as the owners of the underlying shares on the basis that they are absolutely entitled to those Ordinary Shares will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary Shares.

Dual Residency

If a holder of Ordinary Shares is a resident of both Australia and the United States under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident. If, however, the holder is determined to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Holders should obtain specialist taxation advice in these circumstances.

General Australian Tax Matters

The below comments apply to both Australian Resident Holders and Non-Australian Holders.

Stamp Duty

No Australian stamp duty is payable on the issue, transfer and/or surrender of the Ordinary Shares, provided that the securities issued, transferred and/or surrendered do not represent 90% or more of our issued shares.

Goods and Services Tax

No Australian GST will be payable on the supply of the Ordinary Shares.

Subject to certain requirements, there may be a restriction on the entitlement of holders of our Ordinary Share to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of our Ordinary Shares (e.g. lawyer’s and accountants’ fees).

New Zealand Profits Taxation

We believe that the Company, or Globavend HK, should not be treated as tax resident in New Zealand for New Zealand income tax purposes because each of them is not incorporated in New Zealand, does not have its head office or center of management in New Zealand and its board of directors does not exercise control of the company in New Zealand. However, there can be no assurance that the New Zealand taxation authorities will ultimately take a view that is consistent with us.

Provided that the Company is not tax resident in New Zealand for New Zealand income tax purposes:

●	it will be subject to New Zealand income tax on income it derives or is deemed to derive which has a New Zealand source (such as income derived from or attributable to a permanent establishment that Globavend HK has or is deemed to have in New Zealand, and dividends it receives from a New Zealand tax resident company);

●	holders of our Ordinary Shares who are not New Zealand tax residents should not be subject to New Zealand income tax on distributions by Globavend HK or gains realized from the sale or other disposition of our Ordinary Shares; and

●	holders of our Ordinary Shares who are New Zealand tax residents will be subject to New Zealand income tax on income which they derive or are deemed to derive from the holding and disposition of our Ordinary Shares at the rate applicable to that holder (currently of up to 33%). It is possible that the rate of New Zealand income tax in such situations may be reduced or eliminated by the operation of an applicable double tax agreement between New Zealand and another jurisdiction in which the holder is tax resident. It is also possible that the amount of tax payable in New Zealand may be reduced or offset by a tax credit available for non-New Zealand taxes paid by or on behalf of the holder.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to an offering under this registration statement and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (the “PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (the “PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gains recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on Nasdaq and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us with respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions with respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those which hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss with respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains with respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities and certain other matters of the laws of Cayman Islands and the BVI law will be passed upon for us by Conyers Dill & Pearman. We are being represented by Sullivan & Worcester LLP with respect to certain legal matters of U.S. federal securities. We may rely upon K M Lai & Li with respect to matters governed by Hong Kong law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2022, 2023 and 2024 incorporated in this prospectus by reference to the Annual Reports on Form 20-F for the years ended September 30, 2023 and 2024 have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of ZH CPA, LLC is 999 18th Street, Suite 3000, Denver, CO, 80202 USA.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with the offerings pursuant to this registration statement under the federal securities laws of the United States or of any state in the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts (other than judgements from certain Australian courts which are recognized under the Foreign Judgments Reciprocal Enforcement Act (1996) Revision) against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Wai Yiu Yau	Chairman of the Board and Chief Executive Officer	Chinese	Australia
Mr. Tsz Ngo Yu	Chief Financial Officer	Chinese	Hong Kong
Ms. San Man Leng	Independent Director	United States	Hong Kong
Mr. Ho Chuen Shin	Independent Director	Chinese	Hong Kong
Mr. Fan Cheung	Independent Director	Chinese	Hong Kong

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the complete registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://globavend.com/. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website in this prospectus solely for information purposes.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the documents listed below as of their respective dates of filing:

●	Our Annual Report on Form 20-F for the year ended September 30, 2024, filed with the SEC on February 12, 2025; and

●	Our Current Reports on Form 6-K filed with the SEC on February 18, 2025, April 10, 2025, April 28, 2025, May 27, 2025, July 1, 2025, July 17, 2025, August 29, 2025, September 2, 2025, September 9, 2025 and September 17, 2025.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Mr. Frank Yau
Office 1401, Level 14, 197 St Georges Tce
Perth, WA 6000
Australia
Telephone: (61) 08 6141 3263

You also may access the incorporated reports and other documents referenced above on our website at https://www.globavend.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

590,648 Ordinary Shares

Pre-Funded Warrants to purchase up to 298,711 Ordinary Shares

Up to 298,711 Ordinary Shares Underlying the Pre-Funded Warrants

Globavend Holdings Limited

PROSPECTUS SUPPLEMENT

Univest Securities, LLC

December 31, 2025